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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 3, 2006 relating to the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Des Moines, Iowa
August 23, 2006